Exhibit 10.1

FIRST AMENDMENT TO THE

EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (the “Amendment”) is executed on this _8th day of March 2017 (the “Effective Date”), by and between Michael Hansen (hereinafter referred to as “Executive”) and Ominto, Inc. (“Employer” and, together with its subsidiaries, the “Company”) and serves to amend that certain Employment Agreement dated November 17, 2016 (the “Employment Agreement”) by and between Executive and the Company. Capitalized terms used herein but not defined shall have the same meanings given to them in the Employment Agreement. Executive and Company are collectively referred to as the “Parties” and singularly referred to as “Party.”

RECITALS

WHEREAS, Executive currently is employed by the Company pursuant to the terms of the Employment Agreement; and

WHEREAS, the Parties desire to amend the Employment Agreement as described below, but to otherwise maintain in effect in full all other terms of the Employment Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties agree as follows:

AMENDMENT

1.      ADOPTION OF RECITALS. The Parties adopt the above recitals as being true and correct, and they are incorporated herein as material parts of this Amendment.

2.      SECTION 4(a). The Parties agree that Section 4(a) of the Employment Agreement shall be amended and restated as follows:

(a)            RESTRICTED STOCK GRANT. Ominto shall grant to Executive 200,000 shares of Restricted Stock (as defined in the Ominto, Inc. Amended and Restated 2010 Omnibus Equity Compensation Plan, as may be amended from time to time (the “Omnibus Plan”)) under the Omnibus Plan (the “Restricted Stock Grant”).

3.      SECTION 4(c). The Parties agree that Section 4(c) of the Employment Agreement shall be amended and restated as follows:

(c) The Restricted Stock Grant shall vest on the later of (i) January 1, 2017, (ii) upon the approval of the listing of the Company’s common stock on the NASDAQ stock exchange or (iii) such other date as may be approved by the Board.

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4.      FULL FORCE AND EFFECT. Except as expressly amended herein, all other terms and provisions of the Employment Agreement shall remain in full force and effect and are hereby ratified and confirmed in all respects. The Parties mutually acknowledge and agree that any and all other prior agreements, offer letters or contracts between Executive and the Company, are declared null and void with no legal effect as of the date this Amendment is executed by the Parties.

5.      FURTHER AMENDMENTS. The Employment Agreement shall further be amended wherever appropriate to reflect the changes indicated above.

6.      RIGHT TO REVIEW AND TO SEEK COUNSEL. The Executive acknowledges that K&L Gates LLP represents only the Company in this Amendment and does not represent the interests of the Executive and has not advised the Executive in connection with this Amendment. The Executive further acknowledges that he has had the opportunity to seek independent counsel and tax advice in connection with the execution of this Amendment, and the Executive represents and warrants to the Company (a) that he has sought such independent counsel and advice as he has deemed appropriate in connection with the execution hereof and the transactions contemplated hereby, and (b) that he has not relied on any representation of the Company as to tax matters, or as to the consequences of the execution hereof.

7.      GOVERNING LAW. This Amendment shall be governed and construed in accordance with the laws of the State of Florida without regard to conflicts of law.

8.      HEADINGS AND CAPTIONS. The titles and captions of paragraphs and subparagraphs contained in this Amendment are provided for convenience of reference only, and shall not be considered terms or conditions of this Amendment.

9.      VALIDITY. The invalidity or unenforceability of any provision of this Amendment shall not affect the validity or enforceability of any other provision of this Amendment, which shall remain in full force and effect.

10.  COUNTERPARTS. This Amendment may be executed in one or more counterparts, by facsimile or electronically, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. For purposes of legal enforcement of this Agreement (i.e., by a court of law or equity or in arbitration), a copy or scanned version of this Agreement shall constitute an original.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on March 8 , 2017.

COMPANY:		EXECUTIVE:

OMINTO, INC.		MICHAEL HANSEN

By:	/s/ Raoul Quijada	By:	/s/ Michael Hansen

Name:	/s/ Raoul Quijada

Title:	Chief Financial Officer

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